EXHIBIT 99.2

NATIONAL TECHNICAL SYSTEMS, INC.

FOURTH QUARTER 2008

APRIL 29, 2008

TRANSCRIPT OF EARNINGS CALL

CORPORATE PARTICIPANTS

William McGinnis

National Technical Systems - CEO President

Raffy Lorentzian

National Technical Systems - CFO

Landon Barretto

National Technical Systems - Investor Relations

CONFERENCE CALL PARTICIPANTS

David Gabai

Analyst

PRESENTATION

Landon Barretto - National Technical Systems - Investor Relations

Good day, my name is Landon Barretto and I'll be the moderator for today's presentation which is being recorded and will be accessible for 90 days via the company's website www.ntscorp.com. Thank you for your interest in National Technical Systems. With me today are the President and Chief Executive Officer of the Company, Bill McGinnis and Raffy Lorentzian, Chief Financial Officer. Mr. McGinnis and Mr. Lorentzian are going to discuss the company's financial results for the fiscal year period end January 31, 2008. At the conclusion of the prepared remarks, we'll open the conference for questions.

In compliance with SEC requirements, I must read the following statements. Certain matters discussed during this conference call will include forward-looking statements within the meaning of the Section 21E of the United States Securities and Exchange Act of 1934 as amended. All statements regarding potential results and future plans and objectives of the company are forward-looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading risk factors and elsewhere in the company's documents filed from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Forward-looking statements made during today's call are only made as of the date of this conference call and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Gentlemen, please proceed.

William McGinnis - National Technical Systems - CEO President

Thank you Landon. This is Bill McGinnis and good morning. I'll make a few opening comments then turn it over to Raffy for a detailed financial presentation and then what we'll do is we'll open it up for questions.

Fiscal year 2008 was another prosperous year for NTS. We expanded our existing operations and added capacity and capability through acquisitions. Highlights this past year included the acquisition of United States Testing Laboratory located in Wichita, Kansas. USTL provides a new dimension to NTS, "Testing product designed to stop bullets". This operation has three ranges, a fourth range under construction, will expand capacity in advance of anticipated increased demand for future testing. We also opened TRA located in Indiana an established ISO certification body that has been in business for over 15 years. TRA provides a strategic presence in the Midwest as well as an expanded customer base.

In the fourth quarter, we added additional sales support to cover Mexico and provide additional national business development support for the defense and aerospace markets. We also added a subject matter expert and staff to drive our expansion into engineering services. This group will support the manufacturer's product development life cycle from concept to compliance. We see engineering services as an expanding need in the aerospace and defense markets and the telecom market for the foreseeable future. NTS now has 15 laboratories in the United States, laboratories in Canada, Japan and Vietnam. We maintain strategic partnerships with Siemens in Germany, Hong Kong Standards and Testing Center in China, SGS Taiwan Limited in Taiwan and TTA in South Korea. Today, our company's test equipment assets have a gross value of nearly $83 million.

Fiscal year 2008 resulted in an increase in revenues to $122.4 million compared to $115.7 million in fiscal year 2007, almost a 6% increase in revenue. The engineering evaluation revenue, our principal focus, grew from $80 million in fiscal year 2007 to $90.5 million in fiscal year '08, a 13.1% increase. On the other hand, Technical Solutions revenue declined from $35.6 million in fiscal year 2007 to $31.8 million in fiscal year 2008, a 10.7% decrease while net income grew from $1.6 million in 2007 to $2.6 million in fiscal year 2008, a 68% increase. Our plan this year is to ramp up engineering services to offset the continued decline in Technical Solutions.

National Technical Systems' strategic plan is designed to increase revenues and enhance margins through a combination of organic growth and acquisitions. We currently have plans to add additional capability through a laboratory in Northern California and an additional registration company in the South. Our mission is to help our customers sell their products and global markets by providing a wide variety of tests, compliance and engineering services as they navigate through the array of contractual and regulatory requirements. Our service focus is on providing our customers an assortment of diverse capabilities and timely and convenient interactions with us.

Aligned with our organic growth objectives in fiscal year 2008, we expanded our facility in Camden, Arkansas by transferring the Dynamics and Environmental Test Laboratories from the U.S. Navy NSWC in Panama City, Florida to our facility. This laboratory adds unique shock capability to our existing services and expands our dynamic and environmental operations in Camden. This past year, we also increased wireless regulatory testing and compliance capability at our Calgary operation. We designed and built a mobile instrumentation van for the Center of Countermeasurements at our Albuquerque test facility and we expanded our lightning simulation services in both Massachusetts and California. The aerospace and defense markets remain strong for NTS and we are aggressively gaining market share, growing through acquisitions and expanding our traditional staffing and compliance activities to a broad range of engineering services. At this time, I will turn the discussion over to Raffy for a detailed discussion on financials. Raffy?

Raffy Lorentzian - National Technical Systems - CFO

Thanks Bill, I'll just go through the numbers.

If you look at our full year results, we had a great year with revenues increasing by 5.8% to $122.4 million from $115.7 million in the prior year. Earnings per share on a diluted basis increased to $0.28 per share from $0.17 per share in the prior year. Our Engineering & Evaluation segment remains strong this year with revenues growing by 13.1% to $90.5 million from $80 million driven by strength in the aerospace, defense, power and registration markets. However, revenues in our technical solutions segment decreased by 10.7% to $31.8 million from $35.6 million. This segment continued to be challenging for NTS mainly because of the competition in the general IT service business from staffing companies with off shore facilities. We are continuing to work on changing the business model in this segment to an engineering solutions model. Our total gross profit increased by 12.1% to $29.9 million. Gross profit as a percentage of revenues grew by 1.4% to 24.4% from 23%. Selling and G&A expenses increased by 8.5% to $24.1 million. Equity income decreased from $201,000 to $142,000. This is from our 50% share of the net income in Japan.

Our operating income increased by 27.4% to $5.9 million. Interest expense increased slightly from $1.81 million to $1.950 million This was partially due to additionall borrowing for the USTL acquisition. Other income increased from $111,000 to $414,000. This was due to insurance recoveries we received this year. Income before taxes and minority interest increased by 48% to $4.410 million from $2.978 million in the prior year. Our tax rate decreased this year to 38.8% from 44% in the prior year. This was mainly due to lower taxes from one of our foreign operations and we also had lower non-tax deductible expenses in the current year. Our net income increased by 65.4% to $2.615 million from $1.581 million in the prior year. And diluted earnings per share increased to $0.28 per share from $0.17 per share in the prior year.

Looking at the fourth quarter results, our total revenues increased by 4.3% to $30.5 million from $29.3 million in the prior year. Revenues in the E&E segment grew by 9.6% to $23 million from $21 million. This was primarily from an increase in our aerospace and revenues from our new acquisition of USTL. Revenues in the technical solutions segments decreased by 9% to $7.6 million. Total gross profit increased 0.8% to $7.26 million from $6.971 million. Gross profit in the E&E segment grew by 1.4% while gross profit in the technical solutions segment decreased by 1.8%. Selling and G&A expenses increased by 10% to $5.9 million and this is from, because of the sales support Bill referred to earlier:to provide national business development for the defense and aerospace markets and adding additional staff for our expansion into engineering services. Operating income decreased from $1.595 million to $1.180 million, mainly due to the increase in selling costs. Interest expense increased from $489,000 to $570,000. Again, this was from the additional borrowing for the acquisition of USTL.

Other income was $293,000 and from insurance recoveries. Income before taxes and minority interest decreased from $1.46 million to $903,000. Income taxes were lower due to the reduced income tax rate for the full year. Our net income increased from $573,000 to $623,000 diluted earnings per share increased from $0.06 per share to $0.07 per share in the common period. Our balance sheet remains strong with approximately $2.9 million in cash, $90.9 million in total assets and $37.4 million in shareholders equity. We kept our CapEx under control at $5.1 million for the year compared to $6 million in the prior year. Depreciation and amortization was $6.2 million compared to $5.8 million in the prior year. Our orders in the E&E group remain very strong contributing to an increase in our backlog. Year-over-year our E&E backlog increased by 30.3% from $32 million to $41.7 million. And that's my report. We are planning to file our 10-K later today.

William McGinnis - National Technical Systems - CEO President

Alright, thanks Raffy. I guess we'll go to Q&A. Okay, Patty?

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Our first question comes from the line of [David Gabai]. Please go ahead.

David Gabai Analyst

Hey, Bill and Raffy. How are you?

William McGinnis - National Technical Systems - CEO President

Great David, how are you today?

David Gabai Analyst

Okay. Listen, I've got three questions that I want to take separately, but first, I want to clarify something. I don't know if I heard you right, Bill. Did you just say that we had $83 million worth of equipment?

William McGinnis - National Technical Systems - CEO President

That's equipment assets, I did say that, gross value. That's before depreciation.

David Gabai Analyst

So what's the market value? That's what I'd really want to know.

William McGinnis - National Technical Systems - CEO President

I don't have that number, David.

David Gabai Analyst

$83 million is $9.40 a share.

William McGinnis - National Technical Systems - CEO President

I tell you, we have some great assets.

David Gabai Analyst

We throw in the land we are looking at $15 a share, just in the net asset value, right? If that's right.

William McGinnis - National Technical Systems - CEO President

You have to to run the numbers.

David Gabai Analyst

I'm trying to run the numbers. But I'm looking -- I'm really happy to hear that things are going well at NTS and you know I'm long winded, so I'm going to take my questions separately. Things are going well, but when do the shareholders/owners get to participate in all this greatness? We've been hearing about improvements and positive activity for years. The stock has been stuck at $6 plus or minus $1 for about three years. Everyone on this call, especially now, knows that the company is severely undervalued based on assets, but at 25 times earnings, it's really not. Two years ago, you made $0.32. Then we had an awful year last year at $0.17. So, coming in today versus last year looks good, but where are we headed? When do we get a reward for our patience? When do we get to see the company take some of that $2.9 million in cash and maybe do a buy back or pay a dividends or hire a PR firm to help the stock go up? That's what I want to know. When do the owners of this company get a reward?

William McGinnis - National Technical Systems - CEO President

I think the answer to the question is, management is certainly doing their part. We are growing the company. I think we have a nice balanced approach from an acquisition strategy to an organic growth strategy. We are in some challenging markets, we are gaining market share, we are actually hiring and attracting good staff from our competition. I mean, there's a bell going on out there, David, and I think we are winning. When does that reflected in the stock price? Boy, I wish I was that smart, but we are going to continue to tell the story and continue to commit to our strategic initiatives. And hopefully -- and I believe in the long run and hopefully not that long, it starts to attract some additional shareholders and we see it in the stock price. We'll remain committed, but I sense your frustration and I understand it.

David Gabai Analyst

Right. Leading into my second issue, we've been on these calls and a person calling on you guys to sell the Santa Clarita land for years and the way it looks now, we basically, maybe it looks like we missed the boat. I hope we didn't, but it looks like we missed the boat. We've also been talking for the last few years about the deterioration of the staffing division and asking if we were looking for alternatives or maybe selling it and unloading it. Now it's in the red. So, now are there any plans to either dispose or correct either of these things?

William McGinnis - National Technical Systems - CEO President

Let's address the land. As you know, and I think you referred to we have put it on the market, and let's -- I think we all need to recognize certainly the real estate situation right now isn't as positive as it was. It's really deteriorated significantly but we are still committed to selling off that land, David, and I wish I could give you additional news there. I can't.

David Gabai Analyst

I know, I'm not even asking.

William McGinnis - National Technical Systems - CEO President

But as soon as we know something, we'll let everybody know. So on the flip side on technical solutions, we are committed and we've actually invested some fourth quarter earnings into really changing the organization. I believe we need to become one segment. I think the engineering service piece is an adjacent service. It supports our whole product development life cycle, so now we are looking at some growth opportunities for the same clients we serve in the compliance and test side, provide some concept and development and engineering services. That's where we have got to take the company. What does that mean for Technical Resources? Clearly, we are looking at strategic alternatives. One of them one of them maybe to sell the non-engineering activities. We've been kind of migrating this business over the last couple of years, as I've mentioned in the past. So I think we are close to really making some moves in that area, David. So, we've heard you and we are going to react here and you'll hear some future discussions related to this activity probably next quarter.

David Gabai Analyst

Okay. I look forward to that. I mean, the third issue that I want to bring up is two parted I guess, but I really think we have a good company here, but I think and I know you are trying to grow it, but I think the company is too small and/or top heavy to ever become a real profitable organization, and I want to know if you've considered hiring a firm to maybe find a partner and/or enhance shareholder value for us. With the Euro so strong and the dollar weak, and by the way, that's changing, we should be in a really good position to maximize the sale of the whole company today, and I think that this could be the third boat we miss if we don't make a move. I mean, have you hired a firm to look at alternatives because we are basically in a malaise?

William McGinnis - National Technical Systems - CEO President

Looking at alternatives to sell the company?

David Gabai Analyst

Yes.

William McGinnis - National Technical Systems - CEO President

No, we haven't hired a firm, David.

David Gabai Analyst

Because, when I look at your comments that we are sitting on $83 million of equipment before depreciation, whatever you want to put a current value on it, when you throw in the land, whatever the heck it's worth, it's not worth nothing. We have got land in Virginia, we've got land in Plano. We've got a, I don't know, a pretty damn big square block in Fullerton. I don't know what it's worth, but it's probably worth a lot. I think we are looking at close to $15 a share if we put the damn thing on Ebay and sold it piece by piece. So why should a shareholder sit on something at $6 that is worth almost two and a half times just for selling it. I mean, to wait a couple of, a year, or two years, three years to try to get it up to what, 9, 10, 12. We are sitting on $15 of assets.

So my question is, I'm all for you guys keeping your jobs, making the money, growing this company, I think it's great. But I think that the company is being run as a private company because the shareholders are really not getting a benefit. So I'd like to suggest you consider going private. I speak for a lot of shares as you know. I was going to say we'd be happy with $9.50 but now that I know just the assets alone are worth close to $15, take us out at $10, a significant discount to what the company is worth and grow it and you guys can own it and benefit long term, because we don't get a salary, we don't even get a dividend. So it's good for you guys. I'm glad everyone is working, paying taxes, it's good for the country, but we need to pay taxes too and we either pay taxes on dividends or we need to pay taxes on selling some stock at a profit, but we are -- patience is running is what I'm trying to say and I would really love to see you guys at least entertain looking for a partner that can make this company really profitable and/or take it on yourselves.

William McGinnis - National Technical Systems - CEO President

I'm not sure I understand the question Dave, but all relevant comments, those discussions get kicked around. So --

David Gabai Analyst

No more conference calls!

William McGinnis - National Technical Systems - CEO President

(laughter) Right. No. As you know, and I think you said it. We have to stick to the game plan. If other situations arise, we have got a pretty independent board, you are aware of that. We respond with certainly the interest of the shareholders in mind. So I'll certainly pass along your comment and suggestions.

David Gabai Analyst

Thank you.

William McGinnis - National Technical Systems - CEO President

Thank you sir and have a great day, David.

Operator

(OPERATOR INSTRUCTIONS). I'm showing that we have no further questions at this time. Please continue.

Landon Barretto - National Technical Systems - Investor Relations

Gentlemen, do you have anything you want to say before we go?

William McGinnis - National Technical Systems - CEO President

Just a quick closing. Again, a lot of opportunities for NTS. We have initiatives in place to take advantage of those opportunities. We are outgrowing market share. We are on acquisition strategy that to date has been very effective. So we are committed to executing our strategy and continue adding value to the company and we certainly appreciate all our shareholders support.

Landon Barretto - National Technical Systems - Investor Relations

Thank you Bill and Raffy.

William McGinnis - National Technical Systems - CEO President

Thanks. Bye bye.

Operator

This concludes your conference for today. Thanks for your participation. You may now disconnect.

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